UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 15, 2006

OKLAHOMA GAS AND ELECTRIC COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Oklahoma

(State or Other Jurisdiction of Incorporation)

1-1097	73-0382390

(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321

(Address of Principal Executive Offices)	(Zip Code)

405-553-3000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 15, 2006, OGE Energy Corp.’s (“OGE Energy”) wholly-owned subsidiary, Oklahoma Gas and Electric Company (the “Company”), signed a construction, ownership and operating agreement (the “Agreement”) with the Oklahoma Municipal Power Authority (“OMPA”) and Public Service Company of Oklahoma (“PSO”) to build a new 950 megawatt (“MW”) coal unit at the Company’s existing Sooner plant location near Red Rock, Oklahoma. The estimated $1.8 billion project is the result of PSO’s December 2005 request for proposals in which it sought bids for up to 600 MW’s of new base load generation to be available to PSO by the summer of 2011. The unit, to be called Red Rock, is expected to be one of the cleanest of its size using coal from the Powder River Basin, which is located near Gillette, Wyoming. Under the terms of the Agreement, the Company will act as the construction manager and operate the facility and own 42 percent of the project, PSO will own 50 percent and the OMPA will own eight percent. The Agreement also provides that the parties will be entitled to the net available output of the facility based on their respective ownership percentage. All fixed and variable costs, including, construction, operation and maintenance costs, would be shared in proportion to the respective ownership interests. OG&E will also receive certain fees for management of the construction of the project and use of existing common facilities. The Agreement is subject to receipt of required regulatory approvals by June 1, 2007, which date may be extended to September 1, 2007 under certain circumstances. If its required regulatory approvals are not received by such time, the Company or PSO, as the case may be, may terminate the Agreement. Assuming receipt of the required regulatory approvals, construction of the power plant is expected to begin in 2007 with a goal to complete the power plant by the middle of 2011. The Company expects to file an application with the Oklahoma Corporation Commission (“OCC”) in January 2007 stating that its portion of the construction costs are prudent and that a recovery mechanism should be established to recover its construction costs during the construction period. The OCC rules provide that the OCC has up to 240 days to issue an order determining the Company’s pre-approval request, however the Company’s application is expected to request that the OCC expedite the issuance of an order.  The project is contingent upon numerous factors, including the successful completion of contract negotiations and the necessary regulatory approvals. For further information, see the Agreement, which is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description

99.01

Construction, Ownership and Operating Agreement dated as of December 15, 2006, by and among the Company, Oklahoma Municipal Power Authority and Public Service Company of Oklahoma. (Filed as Exhibit 99.01 to Energy Corp.’s Form 8-K filed December 21, 2006 (File No. 1-12579) and incorporated by reference herein)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OKLAHOMA GAS AND ELECTRIC COMPANY
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller

December 21, 2006